UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2007

InfuSystem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Steven Watkins, Chief Executive Officer

InfuSystem Holdings, Inc. (the “Company”) and Steven Watkins have entered into an at will employment agreement (the “Watkins Employment Agreement”) effective November 12, 2007 in connection with his position as Chief Executive Officer of the Company. Pursuant to the terms of the Watkins Employment Agreement, Mr. Watkins will receive a base annual salary of $300,000. He will also be entitled to a bonus of up to $150,000 in the event that certain performance goals, pre-established by the Company, are met. The terms of the Watkins Employment Agreement provide that Mr. Watkins will receive a grant of 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2007 Incentive Compensation Plan (the “Plan”), 25% of which will vest on the date of grant and 25% of such total shares will vest on each of the next three anniversaries of the grant date through which Mr. Watkins remains employed by the Company. The Company will also grant Mr. Watkins an option to purchase 300,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The stock option will vest in four equal installments on each anniversary of the grant date through which Mr. Watkins remains employed by the Company. The foregoing description of the Watkins Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Watkins Employment Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Employment Agreement with Sean Whelan, Chief Financial Officer

The Company and Sean Whelan have entered into an at will employment agreement (the “Whelan Employment Agreement”) effective November 12, 2007 in connection with his position as Chief Financial Officer of the Company. Pursuant to the terms of the Whelan Employment Agreement, Mr. Whelan will receive a base annual salary of $200,000. He will also be entitled to a bonus of up to $75,000 in the event that certain performance goals, pre-established by the Company, are met. The terms of the Whelan Employment Agreement also provide that Mr. Whelan will receive a grant of 75,000 shares of the Company’s Common Stock under the Plan, 25% of which will vest on the date of grant and 25% of such total shares will vest on each of the next three anniversaries of the grant date through which Mr. Whelan remains employed by the Company. Mr. Whelan will also receive a one time starting bonus of $53,007.75 within thirty days of the second month of his employment with the Company. The foregoing description of the Whelan Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Whelan Employment Agreement which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Employment Agreement with Janet Skonieczny, Vice President, Operations

The Company and Janet Skonieczny have entered into an at will employment agreement (the “Skonieczny Employment Agreement”) effective November 12, 2007 in connection with her position as Vice President, Operations of the Company. Pursuant to the terms of the Skonieczny Employment Agreement, Ms. Skonieczny will receive a base annual salary of $200,000. She will also be entitled to a bonus of up to $150,000 in the event that certain performance goals, pre-established by the Company, are met. The Company may, in its sole discretion, increase the bonus awarded to Ms. Skonieczny to an amount not to exceed $200,000. The terms of the Skonieczny Employment Agreement also provide that Ms. Skonieczny will receive a grant of 100,000 shares of the Company’s Common Stock under the Plan, 25% of which will vest on the date of grant and 25% of such total shares will vest on each of the next three anniversaries of the grant date through which Ms. Skonieczny remains employed by the Company. The foregoing description of the Skonieczny Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Skonieczny Employment Agreement which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Appointment of Janet Skonieczny as Secretary

On November 12, 2007, Pat LaVecchia resigned as the Company’s Secretary and the Company’s Board of Directors appointed Ms. Skonieczny as Secretary of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 12, 2007, by and between InfuSystem Holdings, Inc. and Steven Watkins

10.2	Employment Agreement, dated as of November 12, 2007, by and between InfuSystem Holdings, Inc. and Sean Whalen

10.3	Employment Agreement, dated as of November 12, 2007, by and between InfuSystem Holdings, Inc. and Janet Skonieczny

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfuSystem Holdings, Inc.

By:	/s/ Steven Watkins
	Name:	Steven Watkins
	Title:	Chief Executive Officer

Dated: November 16, 2007

EXHIBIT LIST

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 12, 2007, by and between InfuSystem Holdings, Inc. and Steven Watkins

10.2	Employment Agreement, dated as of November 12, 2007, by and between InfuSystem Holdings, Inc. and Sean Whalen

10.3	Employment Agreement, dated as of November 12, 2007, by and between InfuSystem Holdings, Inc. and Janet Skonieczny